EXHIBIT 23.2




                    CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Stock Option Plan of Funco, Inc. of our report dated May 12, 1998, with respect to the consolidated financial statements and schedule of Funco, Inc. included in its Annual Report (Form 10-K) for the year ended March 29, 1998, filed with the Securities and Exchange Commission.



                                        /s/ Ernst & Young LLP


Minneapolis, Minnesota
July 31, 1998